Exhibit 2.1

SHARE PURCHASE AGREEMENT
AND SHARE EXCHANGE

by and among

Rebornne (USA), Inc.
a Florida corporation

and

Rebornne New Zealand Limited,
a New Zealand corporation

and

the Shareholders of
Rebornne New Zealand Limited

Dated as of May 28, 2010

SHARE PURCHASE AGREEMENT AND SHARE EXCHANGE

THIS SHARE PURCHASE AGREEMENT AND SHARE EXCHANGE (hereinafter referred to as this “Agreement”) is entered into as of this 28th day of May, 2010, by and between Rebornne (USA), Inc., a Florida corporation (hereinafter referred to as “RBN USA”), Rebornne New Zealand Limited, a New Zealand Corporation (hereinafter referred to as “RBN NZ”) and the shareholders of RBN NZ (the “RBN Shareholders”), upon the following premises:

Premises

WHEREAS, RBN USA is a publicly traded corporation on the Over-The-Counter Bulletin Board (the “OTCBB”);

WHEREAS, RBN USA agrees to acquire up to 100% of the issued and outstanding shares of RBN NZ from the RBN NZ Shareholders in exchange for the issuance of certain shares of RBN USA (the “Exchange”) and the RBN NZ Shareholders agree to exchange their shares of RBN NZ on the terms described herein. On the Closing Date (as defined in Section 4.03), RBN NZ will become a wholly-owned subsidiary of RBN USA;

WHEREAS, the boards of directors of RBN USA and RBN NZ have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF RBN NZ

As an inducement to, and to obtain the reliance of RBN USA, except as set forth in the RBN NZ Schedules (as hereinafter defined), RBN NZ represents and warrants as of the Closing Date, as defined below, as follows:

Section 1.01 Incorporation. RBN NZ is a company duly incorporated, validly existing, and in good standing under the laws of New Zealand and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the RBN NZ Schedules are complete and correct copies of the memorandum of association and articles of association of RBN NZ as in effect on the date hereof.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of RBN NZ’s memorandum of association or articles of association.  RBN NZ has taken all actions required by law, its memorandum of association and articles of association, or otherwise to authorize the execution and delivery of this Agreement.  RBN NZ has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

Each member of RBN NZ is organized under the laws of the jurisdiction set forth in Schedule 1.03 hereto, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each member of RBN NZ to be conducted.  Each member of RBN NZ is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its business as it is now being conducted, to consummate the Transactions contemplated under this Agreement.  No member of RBN NZ is in violation of any of the provisions of their respective charter documents.  The corporate records of each member of RBN NZ contain true, complete and accurate records of meetings and consents in lieu of meetings of its board of directors (and any committees thereof), similar governing bodies and holders of its registered capital, since the time of their respective organization, and such corporate records have been heretofore delivered to RBN USA.  The ownership records of each RBN NZ member’s registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of their respective organization, and such ownership records have been heretofore been delivered to RBN USA.  No member of RBN NZ is required to qualify to do business as a foreign corporation in any other jurisdiction.

Section 1.02 Authorized Shares. The number of shares which RBN NZ is authorized to issue consists of 2,000 ordinary shares of a single class, par value $1.00 per share.  There are 2,000 shares currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03 Subsidiaries and Predecessor Corporations Except as set forth in the RBN NZ Schedule 1.03, RBN NZ does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.  For purposes hereinafter, the term “RBN NZ” also includes those subsidiaries set forth on the RBN NZ Schedules.

Section 1.04 Financial Statements.

(a) Included in the RBN NZ Schedule 1.04 are the audited balance sheets of RBN NZ as of March 31, 2010 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended March 31, 2010 and 2009 together with the notes to such statements and the opinion of Samuel H. Wong & Co., independent certified public accountants.

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The RBN NZ balance sheets are true and accurate and present fairly as of their respective dates the financial condition of RBN NZ.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, RBN NZ had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of RBN NZ, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(c) RBN NZ has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and RBN NZ has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(d) The books and records, financial and otherwise, of RBN NZ are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(e) All of RBN NZ’s assets are reflected on its financial statements, and, except as set forth in the RBN NZ Schedules or the financial statements of RBN NZ or the notes thereto, RBN NZ has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05 Information The information concerning RBN NZ set forth in this Agreement and in the RBN NZ Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, RBN NZ has fully disclosed in writing to RBN USA (through this Agreement or the RBN NZ Schedules) all information relating to matters involving RBN NZ or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $500,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of RBN NZ or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on RBN NZ, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06  Options or Warrants Except as set forth in the RBN NZ Schedule 1.06, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of RBN NZ.

Section 1.07 Absence of Certain Changes or Events Since March 31, 2010:

(a) There has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of RBN NZ;

(b) RBN NZ has not (i) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (ii) made any material change in its method of management, operation or accounting, (iii) entered into any other material transaction other than sales in the ordinary course of its business; or (iv) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c) RBN NZ has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08 Litigation and Proceedings Except as disclosed on Schedule 1.08, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of RBN NZ after reasonable investigation, threatened by or against RBN NZ or affecting RBN NZ or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  RBN NZ does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09 Contracts.

(a) All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which  RBN NZ is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the RBN NZ Schedules.  A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least one hundred thousand dollars ($100,000);

(b) All contracts, agreements, franchises, license agreements, and other commitments to which RBN NZ is a party or by which its properties are bound and which are material to the operations of RBN NZ taken as a whole are valid and enforceable by RBN NZ in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c) Except as included or described in the RBN NZ Schedule 1.09 or reflected in the most recent RBN NZ balance sheet, RBN NZ is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of RBN NZ.

Section 1.10 No Conflict With Other Instruments The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which RBN NZ is a party or to which any of its assets, properties or operations are subject.

Section 1.11 Compliance With Laws and Regulations To the best of its knowledge, RBN NZ has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of RBN NZ or except to the extent that noncompliance would not result in the occurrence of any material liability for RBN NZ.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.12 Approval of Agreement The Board of Directors of RBN NZ has authorized the execution and delivery of this Agreement by RBN NZ and has approved this Agreement and the transactions contemplated hereby, and will recommend to the RBN NZ Shareholders that the Exchange be accepted.

Section 1.13 RBN NZ Schedules RBN NZ has delivered to RBN USA the following schedules, which are collectively referred to as the “RBN NZ Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of RBN NZ as complete, true, and correct as of the date of this Agreement in all material respects:

(a) a schedule containing complete and correct copies of the memorandum of association and articles of association of RBN NZ in effect as of the date of this Agreement;

(b) a schedule containing the financial statements of RBN NZ identified in paragraph 1.04(a);

(c) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of RBN NZ since March 31, 2010, required to be provided pursuant to Section 1.07 hereof;

(d) a schedule of any exceptions to the representations made herein; and

(e) a schedule containing the other information requested above.

RBN NZ shall cause the RBN NZ Schedules and the instruments and data delivered to RBN US hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.14 Valid Obligation This Agreement and all agreements and other documents executed by RBN NZ in connection herewith constitute the valid and binding obligation of RBN NZ, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.15 New Zealand Laws and Regulations. To the best of their knowledge, RBN NZ and its subsidiaries are in compliance with New Zealand laws and regulations governing food safety and hygiene. All material consents, approvals, authorizations or licenses requisite under New Zealand law for the due and proper establishment and operation of RBN NZ’s subsidiary doing business in New Zealand have been duly obtained from the relevant New Zealand governmental authorities and are in full force and effect.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF RBN US

As an inducement to, and to obtain the reliance of RBN NZ and the RBN NZ Shareholders, except as set forth in the RBN US Schedules (as hereinafter defined), RBN US represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01 Organization RBN US is a corporation duly incorporated, validly existing, and in good standing under the laws of Florida and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the RBN US Schedules are complete and correct copies of the certificate of incorporation and articles of association of RBN US (the “Articles”) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of RBN US’s certificate of incorporation or Articles.  RBN US has taken all action required by law, its certificate of incorporation, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and RBN US has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, Articles, or otherwise to consummate the transactions herein contemplated.

Section 2.02 Capitalization

(a)       RBN US’s authorized capitalization consists of (a) 100,000,000 shares of common stock, par value $0.001 per share, of which 1,463,003 shares are issued and outstanding, and (b) 10,000,000 shares of preferred shares, par value $0.001 per share, none of which are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, no shares of RBN US’ common stock were reserved for issuance upon the exercise of outstanding options to purchase the common shares; (iv) no common shares were reserved for issuance upon the exercise of outstanding warrants to purchase RBN US common shares; (v) no shares of preferred stock were reserved for issuance to any party; and (vi) no common shares were reserved for issuance upon the conversion of RBN US preferred stock or any outstanding convertible notes, debentures or securities.  All outstanding RBN US common shares have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b)       There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of RBN US, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.   Except as contemplated by this Agreement or as set forth in Schedule 2.02, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which RBN US is a party or by which it is bound obligating RBN US to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of RBN US or obligating RBN US to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue RBN US common shares or preferred stock except as set forth in this Agreement.

Except as contemplated by this Agreement and except as set forth in Schedule 2.02 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which RBN US is a party or by which it is bound with respect to any equity security of any class of RBN US, and there are no agreements to which RBN US is a party, or which RBN US has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03 Subsidiaries and Predecessor Corporations RBN US does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04 Financial Statements.

(a) Included in the RBN US Schedules are (i) the audited balance sheets of RBN US as of December 31, 2009 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2009 and 2008 together with the notes to such statements and the opinion of Webb & Company P.A. independent certified public accountants, and (ii) the unaudited balance sheets of RBN US as of March 31, 2010 and the related unaudited statements of operations, stockholders’ equity and cash flows for March 31, 2010 and 2009 together with the notes to such statements, with respect thereto;

(b) All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The RBN US balance sheets are true and accurate and present fairly as of their respective dates the financial condition of RBN US.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, RBN US had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of RBN US, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(c) RBN US has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(d) RBN US has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(e) The books and records, financial and otherwise, of RBN US are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(f) All of RBN US’s assets are reflected on its financial statements, and, except as set forth in the RBN US Schedules or the financial statements of RBN US or the notes thereto, RBN US has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05 Information The information concerning RBN US set forth in this Agreement and the RBN US Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, RBN US has fully disclosed in writing to RBN NZ (through this Agreement or the RBN US Schedules) all information relating to matters involving RBN US or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of RBN US or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on RBN US, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06 Options or Warrants There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of RBN US.

Section 2.07 Absence of Certain Changes or Events Since the date of the most recent RBN US balance sheet:

(a) there has not been (i) any material adverse change in the business, operations, properties, assets or condition of RBN US or (ii) any damage, destruction or loss to RBN US (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of RBN US;

(b) RBN US has not (i) amended its certificate of incorporation or Articles except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of RBN US; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c) RBN US has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent RBN US balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of RBN US; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d) to its knowledge, RBN US has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of RBN US.

Section 2.08 Litigation and Proceedings There are no actions, suits, proceedings or investigations pending or, to the knowledge of RBN US after reasonable investigation, threatened by or against RBN US or affecting RBN US or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the RBN US Schedule 2.08.  RBN US has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09 Contracts.

(a) RBN US is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b) RBN US is not a party to or bound by, and the properties of RBN US are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c) RBN US is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of RBN US.

Section 2.10 No Conflict With Other Instruments The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which RBN US is a party or to which any of its assets, properties or operations are subject.

Section 2.11 Compliance With Laws and Regulations To the best of its knowledge, RBN US has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12 Approval of Agreement The Board of Directors of RBN US has authorized the execution and delivery of this Agreement by RBN US and has approved this Agreement and the transactions contemplated hereby.

Section 2.13 Material Transactions or Affiliations Except as disclosed herein and in the RBN US Schedules, there exists no contract, agreement or arrangement between RBN US and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by RBN US to own beneficially, 5% or more of the issued and outstanding common shares of RBN US and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of RBN US has, or has had since inception of RBN US, any known interest, direct or indirect, in any such transaction with RBN US which was material to the business of RBN US.  RBN US has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14 RBN US Schedules RBN US has delivered to RBN NZ the following schedules, which are collectively referred to as the “RBN US Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of RBN US to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a) a schedule containing complete and accurate copies of the certificate of incorporation and Articles of RBN US as in effect as of the date of this Agreement;

(b) a schedule containing the financial statements of RBN US identified in paragraph 2.04(a) and (b);

(c) a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of RBN US since December 31, 2009, required to be provided pursuant to section 2.07 hereof; and

(d) a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the RBN US Schedules by Sections 2.01 through 2.13.

RBN US shall cause the RBN US Schedules and the instruments and data delivered to RBN NZ hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15 Bank Accounts; Power of Attorney Set forth in the RBN US Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by RBN US within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of RBN US, (b) all safe deposit boxes and other similar custodial arrangements maintained by RBN US within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from RBN US or who are otherwise authorized to act on behalf of RBN US with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16 Valid Obligation. This Agreement and all agreements and other documents executed by RBN US in connection herewith constitute the valid and binding obligation of RBN US, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17 SEC Filings; Financial Statements.

(a) RBN US has made available to RBN NZ a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by RBN US with the SEC for the 36 months prior to the date of this Agreement (the “RBN US SEC Reports”), which, to RBN US’s knowledge, are all the forms, reports and documents filed by RBN US with the SEC for the 36 months or applicable period prior to the date of this Agreement. As of their respective dates, to RBN US’s knowledge, the RBN US SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such RBN US SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superseded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in the RBN US SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, do not contain footnotes as permitted by Form 10-Q promulgated under the Exchange Act) and each fairly presents in all material respects the financial position of RBN US at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on RBN US taken as a whole.

Section 2.18 Exchange Act Compliance. RBN US is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the common shares have been registered under Section 12(g) of the Exchange Act, and RBN US is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on RBN US.

Section 2.19 Title to Property.  RBN US does not own or lease any real property or personal property.  There are no options or other contracts under which RBN US has a right or obligation to acquire or lease any interest in real property or personal property.

Section 2.20 Intellectual Property.  RBN US does not own, license or otherwise have any right, title or interest in any intellectual property.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
THE RBN NZ SHAREHOLDERS

The RBN NZ Shareholders hereby represents and warrants, severally and solely, to RBN US as follows.

Section 3.01 Good Title.  Each of the RBN NZ Shareholders is the record and beneficial owner, and has good title to his RBN NZ common shares, with the right and authority to sell and deliver such RBN NZ common shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of RBN US as the new owner of such RBN NZ common shares in the share register of RBN NZ, RBN US will receive good title to such RBN NZ common shares, free and clear of all Liens.

Section 3.02 Power and Authority. Each of the RBN NZ Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the RBN NZ Shareholders, enforceable against the RBN NZ Shareholders in accordance with the terms hereof.

Section 3.03 No Conflicts.  The execution and delivery of this Agreement by the RBN NZ Shareholders and the performance by the RBN NZ Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the RBN NZ Shareholders and (c) will not violate or breach any contractual obligation to which the RBN NZ Shareholders are a party.

Section 3.04 Finder’s Fee.  Each of the RBN NZ Shareholders represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.05 Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by each of the RBN NZ Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each of the RBN NZ Shareholders has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.06 Acquisition of Exchange Shares for Investment.

(a) Each RBN NZ Shareholder is acquiring the Exchange Shares for investment for RBN NZ Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each RBN NZ Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each RBN NZ Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b) Each RBN NZ Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in RBN US and its securities.

(c) Each RBN NZ Shareholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such RBN NZ Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) Each RBN NZ Shareholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S (each a “U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such RBN NZ Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each U.S. Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such RBN NZ Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each U.S. Shareholder agrees to provide documentation to RBN US prior to Closing as may be requested by RBN US to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such RBN NZ Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(e) Each RBN NZ Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f) Each RBN NZ Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in RBN US and its securities, and with respect to each U.S. Shareholder, that all information required to be disclosed to such RBN NZ Shareholder under Regulation D has been furnished to such RBN NZ Shareholder by RBN US.  To the full satisfaction of each RBN NZ Shareholder, he has been furnished all materials that he has requested relating to RBN US and the issuance of the Exchange Shares hereunder, and each RBN NZ Shareholder has been afforded the opportunity to ask questions of RBN US’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the RBN NZ Shareholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of RBN US set forth in this Agreement, on which each of the RBN NZ Shareholders have relied in making an exchange of his shares RBN NZ for the Exchange Shares.

(g) Each RBN NZ Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Each RBN NZ Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, RBN US’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(h) The RBN NZ Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the RBN NZ Shareholder under this Section 3.06 shall survive the Closing.

Section 3.07  Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Each of the RBN NZ Shareholders consents to RBN US making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV
PLAN OF EXCHANGE

Section 4.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the RBN NZ Shareholders who has elected to accept the exchange offer described herein by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of RBN NZ set forth on the RBN NZ Schedules attached hereto, constituting all of the shares of RBN NZ held by such shareholder; the objective of such Exchange being the acquisition by RBN US of not less than 100% of the issued and outstanding shares of RBN NZ.  In exchange for the transfer of such securities by the RBN NZ Shareholders, RBN US shall issue to the RBN NZ Shareholders, his affiliates or assigns, a total of 26,546,997 shares pursuant to Table 1 attached hereto, for all of the outstanding shares of RBN NZ held by the RBN NZ Shareholders (the “Exchange Shares”). At the Closing Date, each of the RBN NZ Shareholders shall, on surrender of his certificate or certificates representing his RBN NZ shares to RBN US or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of RBN NZ shall be held by RBN US.

Section 4.02  Satisfaction of Present Liabilities of RBN US. At or prior to the Closing Date, the liabilities and obligations of RBN US as set forth on Schedule 4.03 shall be satisfied by RBN US (RBN US is entitled to use all or a portion of the proceeds from this Agreement to satisfy these obligations).  The present officers and directors of RBN US shall be released from any and all other liabilities related thereto.

Section 4.03 Closing The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur following the payment of the outstanding liabilities of RBN US, which may be paid from the proceeds at Closing, and upon the exchange of the shares of RBN US and RBN NZ as described in Section 4.01 herein. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

Section 4.04 Closing Events At the Closing, RBN US, RBN NZ and the RBN NZ Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.05  Termination This Agreement may be terminated by the Board of Directors of RBN NZ or RBN US only in the event that RBN US or RBN NZ does not meet the conditions precedent set forth in Articles VI and VII.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V
SPECIAL COVENANTS

Section 5.01 Access to Properties and Records RBN US and  RBN NZ will each afford to the officers and authorized representatives of the other full access to the properties, books and records of RBN US or RBN NZ , as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of RBN US or RBN NZ, as the case may be, as the other shall from time to time reasonably request.  Without limiting the foregoing, as soon as practicable after the end of each fiscal quarter (and in any event through the last fiscal quarter prior to the Closing Date), each party shall provide the other with quarterly internally prepared and unaudited financial statements.

Section 5.02 Delivery of Books and Records At the Closing, RBN US shall deliver to RBN NZ, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of RBN US which is now in the possession of RBN US or its representatives.

Section 5.03 Third Party Consents and Certificates RBN US and RBN NZ agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.04   Indemnification.

(a) RBN NZ hereby agrees to indemnify RBN US and each of the officers, agents and directors of RBN US as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b) The RBN NZ Shareholders agrees to indemnify RBN US and each of the officers, agents and directors of RBN US as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article III of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c) RBN US hereby agrees to indemnify RBN NZ and each of the officers, agents, and directors of RBN NZ and the RBN NZ Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 5.05 The Acquisition of RBN US Common Shares RBN US and RBN NZ understand and agree that the consummation of this Agreement including the issuance of the RBN US common shares to the RBN NZ Shareholders in exchange for the RBN NZ Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  RBN US and RBN NZ agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a) In connection with the transaction contemplated by this Agreement, RBN US and RBN NZ shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of RBN NZ reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b) In order to more fully document reliance on the exemptions as provided herein, RBN NZ, the RBN NZ Shareholders, and RBN US shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as RBN NZ or RBN US and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(c) The RBN NZ Shareholders acknowledges that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.06   Sales of Securities Under Rule 144, If Applicable.

(a) RBN US will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b) Upon being informed in writing by any person holding restricted stock of RBN US that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), RBN US will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to RBN US’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, RBN US will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 5.07  Payment of Liabilities. Recognizing the need to extinguish all existing liabilities of RBN US prior to the Exchange, RBN NZ has indicated it will not enter into this Agreement unless RBN US has arranged for the payment and discharge of all of RBN US’s liabilities, including all of RBN US’s accounts payable and any outstanding legal fees incurred prior to the Closing Date.  Accordingly, RBN US has agreed to arrange for the payment and discharge of all such liabilities.

Section 5.08  Assistance with Post-Closing SEC Reports and Inquiries. Upon the reasonable request of RBN NZ, after the Closing Date, RBN US shall use its reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of RBN US occurring, reported or filed prior to the Closing, as may be necessary or required by RBN US for the preparation of the reports that RBN US is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF RBN US

The obligations of RBN US under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants The representations and warranties made by RBN NZ and RBN NZ Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  RBN NZ shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by RBN NZ prior to or at the Closing.  RBN US shall be furnished with a certificate, signed by a duly authorized executive officer of RBN NZ and dated the Closing Date, to the foregoing effect.

Section 6.02  Officer’s Certificate RBN US shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of RBN NZ to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best knowledge of RBN NZ threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the RBN NZ Schedules, by or against RBN NZ, which might result in any material adverse change in any of the assets, properties, business, or operations of RBN NZ.

Section 6.03 Approval by RBN NZ Shareholders  The Exchange shall have been approved by the holders of not less than fifty and one tenths percent (50.01%) of the shares, including voting power, of RBN NZ, unless a lesser number is agreed to by RBN US.

Section 6.04  No Governmental Prohibition No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.05 Consents All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of RBN NZ after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.06  Other Items. RBN US shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as RBN US may reasonably request.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF RBN NZ
AND THE RBN NZ SHAREHOLDERS

The obligations of RBN NZ and the RBN NZ Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants The representations and warranties made by RBN US in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, RBN US shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by RBN US.

Section 7.02  Closing Certificate RBN NZ shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of RBN US, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best knowledge of RBN US threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the RBN US Schedules, by or against RBN US, which might result in any material adverse change in any of the assets, properties or operations of RBN US.

Section 7.03  Officer’s Certificate. RBN NZ shall have been furnished with certificates dated the Closing Date and signed by duly authorized executive officers of RBN US, certifying that there are no existing liabilities as of the Closing Date and that each representations and warranties of RBN US contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing.

Section 7.04 No Governmental Prohibition No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.07  Consents All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of RBN US after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.08  Other Items RBN NZ shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as RBN NZ may reasonably request.

ARTICLE VIII
MISCELLANEOUS

Section 8.01  Brokers  RBN US and RBN NZ agree that, except as set out on Schedule 8.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  RBN US and RBN NZ each agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02  Governing Law This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of New York.  Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 8.03  Notices Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to RBN NZ, to:	Dairy Global
Rebornne New Zealand Limited
Level 23, 120 Albert Street
Auckland Centre, Auckland

With copies to:	Gregg Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

If to RBN US, to:	Dairy Global
Rebornne (USA), Inc.
Level 23, 120 Albert Street
Auckland Centre, Auckland

With copies to:	Gregg Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.04 Attorney’s Fees In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05 Confidentiality Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.06 Schedules; Knowledge Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 8.07 Third Party Beneficiaries This contract is strictly between RBN US and RBN NZ, and, except as specifically provided, no director, officer, stockholder (other than the RBN NZ Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.08 Expenses Subject to Article VI and VII above, whether or not the Exchange is consummated, each of RBN US and RBN NZ will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.09  Entire Agreement This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.10 Survival; Termination The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 8.11 Counterparts This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.12  Amendment or Waiver Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.13   Conflict of Interest Both RBN US and RBN NZ understand that Anslow & Jaclin, LLP is representing both parties in this transaction which represents a conflict of interest.  Both RBN US and RBN NZ have the right to different counsel due to this conflict of interest.  Notwithstanding the above, both RBN US and RBN NZ agree to waive this conflict and have Anslow & Jaclin, LLP represent both parties in the above-referenced transaction.  Both RBN US and RBN NZ agree to hold this law firm harmless from any and all liabilities that may occur or arise due to this conflict.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

REBORNNE (USA), INC.
By:
Name: Dairy Global
Title: Chief Executive Officer

REBORNNE NEW ZEALAND LIMITED

By:
Name: Dairy Global
Title: Executive Director

RBN NZ Shareholders:

By:
Dairy Global

Table 1:      Exchange Shares to be Issued

Name	Number of shares
Dairy Global	26,546,997

Total	26,546,997

REBORNNE NEW ZEALAND (“RBN NZ”)
Share Exchange Agreement
RBN NZ Schedules
May 28, 2010

Section 1.03 Subsidiaries
RBN NZ owns 100% of the issued and outstanding capital stock of Rebornne (Guangzhou) Dairy Company and Rebornne (Shenzhen) Dairy Company, which are both wholly foreign owned enterprises in the People’s Republic of China.

Section 1.04 Financial Statements
Audited financial statements for the years ending March 31, 2010 and 2009 are attached.
Section 1.06 Options and Warrants None.
Section 1.07 Absence of Certain Changes or Events
None.
Section 1.08 Litigation and Proceedings
None.
Section 1.09 Contracts None.

REBORNNE (US), INC., (“RBN US”)
Share Exchange Agreement
RBN US Schedules
May 28, 2010

Section 2.04 Financial Statements
See SEC filings.
Section 2.07 Absence of Certain Changes or Events
None.
Section 2.08 Litigation and Proceedings
None.
Section 2.09 Contracts
None.